Exhibit 10.11







                              U.S. INDUSTRIES, INC.

                              RESTRICTED STOCK PLAN

                              TABLE OF CONTENTS
                              -----------------


ARTICLE I.        PURPOSE....................................................1

ARTICLE II.       DEFINITIONS................................................1

ARTICLE III.      ADMINISTRATION.............................................3

ARTICLE IV.       SHARE AND OTHER LIMITATIONS................................5

ARTICLE V.        ELIGIBILITY................................................7

ARTICLE VI.       AWARDS OF RESTRICTED STOCK.................................7

ARTICLE VII.      NON-TRANSFERABILITY........................................10

ARTICLE VIII.     CHANGE IN CONTROL PROVISIONS...............................10

ARTICLE IX.       TERMINATION OR AMENDMENT OF THE PLAN.......................11

ARTICLE X.        UNFUNDED PLAN..............................................12

ARTICLE XI.       GENERAL PROVISIONS.........................................12

ARTICLE XII.      EFFECTIVE DATES OF PLAN....................................14

ARTICLE XIII.     TERM OF PLAN...............................................15

ARTICLE XIV.      NAME OF PLAN...............................................15

                              U.S. Industries, Inc.
                              Restricted Stock Plan


                                   ARTICLE I.


                                     PURPOSE

      The purpose of this U.S. Industries, Inc. Restricted Stock Plan (the "Plan") is to enhance the profitability and value of U.S. Industries, Inc. for the benefit of its stockholders by enabling the Company to offer Restricted Stock to key employees of the Company and its Subsidiaries (as defined herein), thereby creating a means to raise and maintain the level of stock ownership by key employees in order to attract, retain and reward such key employees and strengthen the mutuality of interests between key employees and the Company's stockholders. Awards of Restricted Stock will be made to key employees for outstanding achievement and whose continued performance will likely enhance the future value of the Company. Awards may also be made to key employees in special situations such as promotions, new hiring or in connection with acquisitions. The Plan is effective as of the date set forth in Article XII and is an amendment and restatement of the U.S. Industries, Inc. 1997 Restricted Stock Plan (the "Initial Plan"), which was initially effective December 3, 1996


                                  ARTICLE II.

                                  DEFINITIONS

      For purposes of this Plan, the following terms shall have the following meanings:

            2.1 "Board" shall mean the Board of Directors of the Company.

            2.2 "Change in Control" shall have the meaning set forth in Article VIII.

            2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

            2.4 "Company" shall mean U.S. Industries, Inc. and any successor by merger, consolidation or otherwise.

            2.5 "Committee" shall mean a committee of the Board appointed from time to time by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions ("Rule 16b-3"), a "non-employee director" as defined in Rule 16b-3, except that, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

            2.6 "Common Stock" means, subject to Section 4.2 herein, the Common Stock, $.01 par value per share, of the Company.

            2.7 "Subsidiary" shall mean any subsidiary of the Company as defined in Section 424(f) of the Code.

            2.8 "Effective Dates of the Plan" shall have the meaning set forth in Article XII herein.

            2.9 "Eligible Employees" shall mean the employees of the Company and its Subsidiaries who are eligible pursuant to Article V for awards of Restricted Stock under this Plan.

            2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934.

            2.11 "Participant" shall mean an Eligible Employee to whom an award of Restricted Stock has been made pursuant to this Plan.

            2.12 "Restricted Stock" shall mean an award of shares of Common Stock under the Plan that is subject to restrictions under Article VI.

            2.13 "Vesting Period" shall have the meaning set forth in Subsection 6.3(a).

            2.14 "Termination of Employment" shall mean (1) a termination of service (for reasons other than a military or personal leave of absence granted by the Company or a Subsidiary, as applicable) of a Participant from the Company and its Subsidiaries; or (2) when an entity which is employing a Participant ceases to be a Subsidiary, unless the Participant thereupon becomes employed by the Company or another Subsidiary.

            2.15 "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

                                 ARTICLE III.

                                ADMINISTRATION

      3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

      3.2 Awards of Restricted Stock. The Committee shall have full authority to grant, pursuant to the terms of this Plan, awards of Restricted Stock to Eligible Employees. In particular, the Committee shall have the authority:

            (a) to select the Eligible Employees to whom awards of Restricted Stock may from time to time be granted hereunder;

            (b) to determine whether and to what extent awards of Restricted Stock are to be granted hereunder to one or more Eligible Employees;

            (c) to determine the number of shares of Restricted Stock to be covered by each award of Restricted Stock to an Eligible Employee granted hereunder; and

            (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any award of Restricted Stock granted hereunder to an Eligible Employee (including, but not limited to any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, based on such factors, if any, as the Committee shall determine, in its sole discretion).

      3.3 Guidelines. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any award of Restricted Stock issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

      3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

      3.5 Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

      3.6 Procedures. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

      3.7   Designation of Consultants/Liability.

            (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

            (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award of Restricted Stock granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to awards of Restricted Stock granted to him or her under this Plan.

                                  ARTICLE IV.

                          SHARE AND OTHER LIMITATIONS

      4.1 Shares.

            (a) Subject to subsection (b) below, the aggregate number of shares of Common Stock which may be issued under this Plan with respect to any award of Restricted Stock shall not exceed 875,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.

            (b) Notwithstanding the foregoing, no award of Restricted Stock may be granted hereunder if such grant would cause the number of shares of Common Stock (i) granted under this Plan and which are subject to a Vesting Period, (ii) granted under the Amended U.S. Industries, Inc. Stock Option Plan (the "Stock Option Plan") and which are subject to a Restriction Period (as defined in the Stock Option Plan) or, (iii) in the case of an option granted under the Stock Option Plan, may be acquired pursuant to exercise of such option, to exceed 9.9 percent of the total number of shares of Common Stock issued and outstanding (assuming full dilution for all other outstanding equity based awards granted under the Stock Option Plan and equity convertible into Common Stock, including, without limitation warrants), determined as of the close of the most recent fiscal quarter of the Company, in accordance with generally accepted accounting principles.

            (c) If any shares of Restricted Stock awarded under this Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock shall again be available for purposes of granting awards of Restricted Stock under the Plan.

      4.2   Changes.

            (a) The existence of the Plan and the award of Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

            (b) In the event of any change in the capital structure or business of the Company by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or any similar change affecting the Company's capital structure or business then the aggregate number and kind of shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

            (c) Fractional shares resulting from adjustment pursuant to Sections 4.2(a) or (b) shall be eliminated by rounding down for fractions less than one-half (1/2) and rounding up for fractions equal to or greater than one-half (1/2).

            (d) Upon consummation of the mergers contemplated by the Agreement and Plan of Merger dated February 16, 1998, as amended, among U.S. Industries, Inc., USI, Inc., Blue Merger Corp., Zoro Merger Corp., and Zurn Industries, Inc. (the "Merger Agreement") the Plan shall be assumed by USI, Inc. ("New USI") and upon the assumption of this Plan by New USI:
      (i) Common Stock as used in this Plan shall mean the Common Stock, $.01 par value per share, of New USI, (ii) the Board shall mean the Board of New USI, and (iii) each share of Company Common Stock awarded pursuant to this Plan shall automatically be converted into shares of New USI Common Stock in accordance with Section 2.9 of the Merger Agreement.

      4.3 Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value except as otherwise permitted pursuant to applicable law.

                                  ARTICLE V.

                                  ELIGIBILITY

      Senior officers, senior management and other key employees of the Company and its Subsidiaries are eligible to be granted awards of Restricted Stock under this Plan. Eligibility under this Plan shall be determined by the Committee.


                                 ARTICLE VI.

                          AWARDS OF RESTRICTED STOCK

      6.1 Awards of Restricted Stock. Subject to Section 4.1 and this Article VI, shares of Restricted Stock may be issued to Eligible Employees under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 6.2), the time or times within which such award of Restricted Stock may be subject to forfeiture and the rights to acceleration thereof (subject to Section 6.3), and all other terms and conditions of the award of Restricted Stock.

      6.2 Awards of Restricted Stock and Certificates. The prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such award of Restricted Stock, unless and until such Participant has delivered a fully executed copy of the Restricted Stock Award agreement evidencing the award of Restricted Stock to the Company and has otherwise complied with the applicable terms and conditions of such award of Restricted Stock. Further, such award of Restricted Stock shall be subject to the following conditions:

            (a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

            (b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the date of grant of the award of Restricted Stock, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

            (c) Legend. Each Participant receiving an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of an award of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award of Restricted Stock, substantially in the following form:

            "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the U.S. Industries, Inc. (the "Company") Restricted Stock Plan and an Agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and Agreement are on file at the principal office of the Company."

            (d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee shall require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such award of Restricted Stock.

      6.3 Restrictions and Conditions on Awards of Restricted Stock. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article VII and the following restrictions and conditions:

            (a) Vesting Period and Acceleration of Vesting. (i) The Restricted Stock awarded under this Plan shall be subject to forfeiture (or, if a purchase price had been paid pursuant to Section 6.2(a) above, repurchase for the purchase price) during a vesting period set by the Committee (the "Vesting Period") commencing with the date of such award of Restricted Stock. Except as otherwise provided in Section 8.1 hereof or as provided by the Committee, in its sole discretion, in the Restricted Stock Award agreement at the time of grant, the Vesting Period for Restricted Stock shall be (as determined by the Committee) either:

                  (x) seven years provided that one seventh of a Participant's grant of Restricted Stock shall vest on an annual basis upon the attainment of objective performance goals established by the Committee pursuant to Section 6.3(a)(ii) below, except that in the grant the Committee may include terms that provide Committee discretion not to vest Restricted Stock upon attainment of the performance goals; or

                  (y) (i) three years from the date of the grant with respect to one-third of the grant, (ii) five years from the date of grant with respect to one-third of the grant, and (iii) seven years from the date of grant with respect to one-third of the grant, with any fractional share resulting from the foregoing vesting schedule to be eliminated by adding a whole share to the first vesting date; provided that the restrictions to which the shares of Restricted Stock to be vested pursuant to the foregoing subsections (ii) and
            (iii) are subject shall lapse upon a Participant's voluntary or involuntary (other than cause) Termination of Employment if on the date of termination the Participant has attained the age of sixty-two (62) and such Termination of Employment has not occurred prior to the third anniversary of the grant.

            After the grant of a Restricted Stock Award the Committee may accelerate the vesting of all or any part of such award in connection with the occurrence of a Termination of Employment or such other extraordinary events as determined by the Committee in its sole discretion, but in no other instance.

            (ii) Objective Performance Goals, Formulae or Standards (the "Performance Goals"). The Committee shall establish the objective Performance Goals applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

            (b) Rights as Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the vesting of shares of Restricted Stock, the right to tender such shares.

            (c) Lapse of Restrictions. If and when the Vesting Period expires without a prior forfeiture of the Restricted Stock subject to such Vesting Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law.

      6.4 Termination of Employment for Restricted Stock. Unless otherwise determined by the Committee at grant or thereafter, upon a Participant's Termination of Employment for any reason during the relevant Vesting Period, all Restricted Stock still subject to restriction will be forfeited.

                                 ARTICLE VII.

                              NON-TRANSFERABILITY

      Shares of Restricted Stock may not be Transferred prior to the date on which the applicable Vesting Period lapses, except to the extent, if at all, that the Committee may, in accordance with the terms and provisions of the Plan, determine at the time of grant or thereafter that an award of Restricted Stock that is otherwise not Transferable pursuant to this Article VII is Transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. Except as otherwise specifically provided by law or herein, no share of Restricted Stock shall be Transferable in any manner prior to the date on which the applicable Vesting Period lapses, and any attempt to transfer any share prior to the date on which the applicable Vesting Period lapses shall be void, and no award of Restricted Stock shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person.


                                 ARTICLE VIII.

                         CHANGE IN CONTROL PROVISIONS

      8.1 Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an award of Restricted Stock, the restrictions to which any shares of Restricted Stock granted to a Participant prior to the Change in Control are subject shall lapse as if the applicable Vesting Period had ended upon such Change in Control.

      8.2 Change in Control. A "Change in Control" shall be deemed to have occurred upon:

            (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

            (b) during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, including, but not limited to any entity which is, directly or indirectly, owned (based on normal issue voting interests or capital interests) after completion of the transaction at least fifty percent (50%) by the ultimate shareholders of the Company.


                                  ARTICLE IX.

                     TERMINATION OR AMENDMENT OF THE PLAN

      9.1 Termination or Amendment. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XI), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to an award of Restricted Stock granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

      The Committee may amend the terms of any award of Restricted Stock theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.


                                  ARTICLE X.

                                 UNFUNDED PLAN

      10.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                  ARTICLE XI.

                              GENERAL PROVISIONS

      11.1 Legend. The Committee may require each person receiving shares pursuant to an award of Restricted Stock under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

      All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      11.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required and such arrangements may be either generally applicable or applicable only in specific cases.

      11.3 No Right to Employment. Neither this Plan nor the grant of any award of Restricted Stock hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

      11.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Code Section 83(b), a Participant shall pay all required withholding to the Company.

      The Committee may permit any such statutory withholding obligation with regard to any Eligible Employee to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.

      11.5  Listing and Other Conditions.

            (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an award of Restricted Stock shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed.

            (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an award of Restricted Stock is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or awards of Restricted Stock.

            (c) Upon termination of any period of suspension under this Section 11.5, any award of Restricted Stock affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension.

      11.6 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

      11.7 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

      11.8 Other Benefits. No award of Restricted Stock payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

      11.9 Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any award of Restricted Stock hereunder.

      11.10 No Right to Same Benefits. The provisions of an award of Restricted Stock need not be the same with respect to each Participant, and such awards of Restricted Stock to individual Participants need not be the same in subsequent years.

      11.11 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

      11.12 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

      11.13 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


                                 ARTICLE XII.

                            EFFECTIVE DATES OF PLAN

      The U.S. Industries, Inc. 1997 Restricted Stock Plan initially became effective on December 3, 1996. This restatement incorporating Amendment Number One to the Plan and certain other changes made at the time of this restatement is effective on June 11, 1998.

                                 ARTICLE XIII.

                                 TERM OF PLAN

      No award of Restricted Stock shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the effective date of the Initial Plan or the date of stockholder approval, but awards of Restricted Stock granted prior to such tenth anniversary may extend beyond that date.



                                 ARTICLE XIV.

                                 NAME OF PLAN

      This Plan shall be known as the "U.S. Industries, Inc. Restricted Stock Plan."